UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 S Fiddler’s Green Circle, Suite 200N
Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Red Robin Gourmet Burgers, Inc. (the “Company”) and Dennis B. Mullen, Chairman of the Board and Chief Executive Officer, have entered into a Restricted Stock Grant Agreement (“Agreement”) dated February 27, 2007.  Under the Agreement, the Company granted to Mr. Mullen 22,000 restricted shares of the Company’s Common Stock under the Company’s 2004 Performance Incentive Plan.  The shares of restricted stock vest in full and are no longer subject to forfeiture restrictions (as defined in the Agreement) on December 31, 2007.  The restricted stock shall also vest in full upon (a) a change of control event, (b) termination of Mr. Mullen’s employment due to death or total disability; (c) termination of Mr. Mullen’s employment by the Company without cause, or (d) Mr. Mullen’s voluntary resignation with the consent of or at the request of a majority of the Company’s Board of Directors.

A copy of the Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Restricted Stock Grant Agreement between Red Robin Gourmet Burgers, Inc. and Dennis B. Mullen dated February 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.,
a Delaware corporation

	By:	/s/ Annita M. Menogan
Date: March 5, 2007		Annita M. Menogan, Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Restricted Stock Grant Agreement between Red Robin Gourmet Burgers, Inc. and Dennis B. Mullen dated February 27, 2007.